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                                                                EXHIBIT (d)(8)


                              IONA TECHNOLOGIES PLC

                      NON-QUALIFIED SHARE OPTION AGREEMENT

      IONA Technologies PLC, a public limited company organized under the laws of Ireland (together with its subsidiaries present and future, the "Company"), hereby grants as of ________, 2003 (the "Grant Date") to [ NAME ] (the "Optionee"), an option to purchase a maximum of [ NUMBER ] shares (the "Option Shares") of the Company's Ordinary Shares, E0.0025 par value ("Ordinary Shares"), at the price of U.S. $ [ PRICE ] per share, on the following terms and conditions:

       1. GRANT UNDER 1997 SHARE OPTION SCHEME. This option is granted pursuant to and is governed by the Company's 1997 Share Option Scheme, as amended (the "Scheme") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Scheme. Determinations made in connection with this option pursuant to the Scheme shall be governed by the Scheme as it exists on the Grant Date.

       2. GRANT AS NON-QUALIFIED OPTION; OTHER OPTIONS. This option shall be treated for U.S. federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

      3. VESTING OF OPTION IF BUSINESS RELATIONSHIP CONTINUES. The Optionee may exercise this option for __________________________________________________ at
any time on and after the Grant Date hereof and, provided the Optionee has continued after the date hereof to serve the Company in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship with the Company"), may exercise this option for an additional ___________________. Notwithstanding the foregoing, in accordance with and subject to the provisions of the Scheme, the Committee may, in its discretion, accelerate the date that any installment of this Option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Optionee's Business Relationship with the Company is terminated) may be exercised up to and including the date which is ten years from the Grant Date.

      4.    TERMINATION OF BUSINESS RELATIONSHIP.

            (A) TERMINATION OTHER THAN FOR CAUSE. If the Optionee's Business Relationship with the Company is terminated, other than by reason of death, disability or dissolution as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of 30 days from the date the Business Relationship with the Company ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

            (B) TERMINATION FOR CAUSE. If the Optionee's Business Relationship with the Company is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Optionee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

            (C) DEFINITION OF CAUSE. "Cause" shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company in accordance with the terms or requirements of the Optionee's Business Relationship with the Company; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company which results in direct or indirect loss, damage or injury to the Company; (v) the unauthorized use or disclosure of any trade secret or confidential information of the Company; or (vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to break a contract with the Company.
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            (D) NO RIGHT TO COMPENSATION. This option shall not form part of the terms and conditions of the Optionee's Business Relationship with the Company and the Optionee shall have no right to any compensation arising from the loss of the Optionee's entitlements to or under this option or the Option Shares as a result of the termination of the Optionee's Business Relationship with the Company (for any reason whatsoever) whether such compensation is claimed by way of damages for unfair or wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

      5.    DEATH; DISABILITY; DISSOLUTION.

            (A) DEATH. If the Optionee is a natural person who dies while involved in a Business Relationship with the Company, this option shall be exercisable in full without regard to the vesting schedule set forth in Section 3, and this option may be exercised, to the extent fully exercisable after such full acceleration, by the Optionee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within one (1) year after the date of death, but not later than the scheduled expiration date.

            (B) DISABILITY. If the Optionee is a natural person whose Business Relationship with the Company is terminated by reason of his or her disability (as defined in the Scheme), this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship with the Company was terminated, at any time within one (1) year after such termination, but not later than the scheduled expiration date.

            (C) EFFECT OF TERMINATION. At the expiration of the one (1) year period provided in paragraphs (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

            (D) DISSOLUTION. If the Optionee is a corporation, partnership, trust or other entity that is dissolved, is liquidated, becomes insolvent or enters into a merger or acquisition with respect to which the Optionee is not the surviving entity, at a time when the Optionee is involved in a Business Relationship with the Company, this option shall immediately terminate as of the date of such event (and shall thereafter not be exercisable to any extent whatsoever), and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

      6. PARTIAL EXERCISE. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of shares subject to this option and cash in lieu of a fractional share must be paid to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

      7. PAYMENT OF PRICE - FORM OF PAYMENT. The option price shall be paid in U.S. Dollars, or the equivalent in Euros (E) at the exchange rate on the date of exercise, in cash or by check.

      8. AGREEMENT TO PURCHASE FOR INVESTMENT. By acceptance of this option, the Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with that Act.

      9. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the


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Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to
Section 5 or Section 10 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

      10. OPTION NOT TRANSFERABLE. This option is not transferable or assignable except by will or by the laws of descent and distribution or pursuant to a valid domestic relations order or an order arising out of family law proceedings involving the Optionee, his or her spouse or minor children. Except as set forth in the preceding sentence, during the Optionee's lifetime, only the Optionee may exercise this option.

      11. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

      12. NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP. Neither the Scheme, this Agreement, nor the grant of this option imposes any obligation on the Company to continue to maintain a Business Relationship with the Optionee.

      13. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a shareholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with Section 9. Except as is expressly provided in the Scheme with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

      14. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. The Scheme contains provisions covering the treatment of options in a number of contingencies such as share splits and mergers. Provisions in the Scheme for adjustment with respect to shares subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

      15. WITHHOLDING TAXES. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Ordinary Shares or other property acquired pursuant to this option, the Optionee hereby agrees that the Company may withhold from the Optionee's Option Shares or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such Option Shares or other remuneration or in kind from the Ordinary Shares or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's Option Shares or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

      16. PROVISION OF DOCUMENTATION TO OPTIONEE. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Scheme.

      17. MISCELLANEOUS.

            (A) NOTICES. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

            (B) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.


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            (C) SEVERABILITY. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

            (D) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

            (E) GOVERNING LAW. If the Optionee is a resident of the U.S., this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof; otherwise this Agreement shall be governed by and interpreted in accordance with the laws of Ireland, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

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      IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date first above written.

                                         IONA TECHNOLOGIES PLC
                                         THE IONA BUILDING
                                         SHELBOURNE ROAD
                                         BALLSBRIDGE
                                         DUBLIN 4
                                         IRELAND

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OPTIONEE

                                         By:
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Print Name of Optionee                      BARRY MORRIS - CHIEF EXECUTIVE
                                            OFFICER

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Street Address

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City        State       Zip Code

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Country


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